SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2001

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1551 McCarthy Boulevard
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
Consolidated Condensed Statements of Operations
Consolidated Condensed Balance Sheets
SIGNATURE

Item 5. Other Events.

     Set forth below is the Registrant’s Consolidated Condensed Statement of Operations and Consolidated Condensed Balance Sheets for the third quarter ended September 30, 2001.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2001	2000	2001	2000

Revenues	$396,675	$727,578	$1,379,093	$1,987,092

Costs and expenses:
Cost of revenues:
Cost of revenues	286,640	412,808	882,544	1,135,186
Additional excess inventory and related charges	50,038	—	158,064	11,100
Research and development	135,634	101,669	381,813	268,699
Selling, general and administrative	80,128	79,099	236,579	224,418
Acquired in-process research and development	19,100	54,155	96,600	70,488
Restructuring of operations and other non-recurring items, net	132,531	—	192,370	2,781
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	84,530	41,156	204,195	66,812

Total costs and expenses	788,601	688,887	2,152,165	1,779,484

(Loss)/ income from operations	(391,926)	38,691	(773,072)	207,608
Interest expense	(10,037)	(10,176)	(29,841)	(31,392)
Interest income and other, net	3,881	18,709	16,602	37,345
Gain on sale of equity securities	—	15,309	5,302	64,795

(Loss)/ income before income taxes	(398,082)	62,533	(781,009)	278,356
Provision/ (benefit) for income taxes	—	44,437	(39,198)	103,441

Net (loss)/ income	$(398,082)	$18,096	$(741,811)	$174,915

(Loss)/ earnings per share:
Basic	$(1.09)	$0.06	$(2.16)	$0.57

Diluted **	$(1.09)	$0.06	$(2.16)	$0.52

Shares used in computing per share amounts:
Basic	364,441	314,038	343,441	308,304

Diluted	364,441	355,732	343,441	353,322

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended September 30, 2001 are comprised of the following items:

Amortization of continuing intangibles	$55,713
Amortization of newly purchased intangibles	2,012
Amortization of non-cash deferred stock compensation	26,805

$84,530

**	In computing diluted loss per share for the three and nine month periods ended September 30, 2001, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

In computing diluted earnings per share for the three month period ended September 30, 2000, net income was increased by $2,750 for interest, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents. In computing diluted earnings per share for the nine month period ended September 30, 2000, net income was increased by $8,248 for interest, net of taxes, on the $345 million convertible notes considered dilutive common stock equivalents.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2001	2000

Assets
Current assets:
Cash and short-term investments	$774.7	$1,133.2
Accounts receivable, net	224.2	522.7
Inventories	307.5	290.4
Prepaid expenses and other current assets	220.9	125.9

Total current assets	1,527.3	2,072.2
Property and equipment, net	991.2	1,278.7
Goodwill and other intangibles	1,379.7	580.9
Other assets	611.8	265.7

Total assets	$4,510.0	$4,197.5

Liabilities and Stockholders’ Equity
Current liabilities:
Current liabilities	$530.4	$626.0
Current portion of long-term debt, capital lease obligations and short-term borrowings	200.3	1.0

Total current liabilities	730.7	627.0
Long-term debt, capital lease obligations and other noncurrent liabilities	1,089.2	1,066.7

Total liabilities	1,819.9	1,693.7
Minority interest in consolidated subsidiaries	6.3	5.7

Stockholders’ equity:
Common stock	2,883.2	1,934.7
Deferred stock compensation	(152.8)	(163.0)
Accumulated (deficit)/ earnings	(69.6)	672.2
Accumulated other comprehensive income	23.0	54.2

Total stockholders’ equity	2,683.8	2,498.1

Total liabilities and stockholders’ equity	$4,510.0	$4,197.5

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION A Delaware Corporation

Dated: October 25, 2001	By:	/s/ Bryon Look
Bryon Look Executive Vice President & Chief Financial Officer